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                                                                     EXHIBIT 4.2

          SUPPLEMENTAL INDENTURE, dated as of ___________ __, 1998, between GUIDANT CORPORATION, an Indiana corporation (the "Company"), having its principal executive office at 111 Monument Circle, 29th Floor, Indianapolis, Indiana 46204, and Citibank, N.A., a national banking association (the "Trustee"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Indenture (as defined below).

                            RECITALS OF THE COMPANY

          WHEREAS, the Company has heretofore entered into an Indenture, dated as of January 2, 1996 (the "Indenture") with the Trustee;

          WHEREAS, the Indenture is incorporated herein by this reference;

          WHEREAS, pursuant to Section 11.01(11) of the Indenture, the Company and the Trustee may change or modify any of the provisions of the Indenture without prior notice to or the consent of any Holders; provided that any such changes or modifications shall not adversely affect the interests of the Holders of Outstanding Debt Securities or Coupons, if any, of any series created prior to the execution of such supplemental indenture in any material respect;

          WHEREAS, the Company proposes to change or modify provisions of the Indenture and such changes or modifications do not adversely affect the interests of the Holders of Outstanding Debt Securities or Coupons, if any, of any series created prior to the execution of such supplemental indenture in any material respect; and

          WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

          NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

          SECTION 1.  Amendments to the Indenture.

          The Indenture is, effective as of the date hereof, hereby amended as follows:

      (a) The following article is to be added in its proper sequential order:


                                 Article XVI.

                         CONVERSION OF DEBT SECURITIES
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          SECTION 16.01.  Applicability of Article.

          The provisions of this Article shall be applicable to the Debt Securities of any series which are convertible into shares of Common Stock of the Company, and the issuance of such shares of Common Stock upon the conversion of such Debt Securities, except as otherwise specified as contemplated by
Section 3.01 for the Debt Securities of such series. The terms and provisions applicable to the conversion of Debt Securities of any series into securities of the Company (other than Common Stock) shall, if applicable, be set forth in an Officers' Certificate or established in one or more indentures supplemental hereto, prior to the issuance of Debt Securities of such series in accordance with Section 3.01.

          SECTION 16.02.  Exercise of Conversion Privilege.

          In order to exercise a conversion privilege, the Holder of a Debt Security of a series with such privilege shall surrender such Debt Security to the Company at the office or agency maintained for that purpose pursuant to
Section 12.03, accompanied by written notice to the Company that the Holder elects to convert such Security or a specified portion thereof. Such notice shall also state, if different from the name and address of such Holder, the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued.
Debt Securities surrendered for conversion shall (if so required by the Company or the Trustee) be duly endorsed by or accompanied by instruments of transfer in forms satisfactory to the Company and the Trustee duly executed by the registered Holder or its attorney duly authorized in writing; and Debt Securities so surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date (excluding Debt Securities or portions thereof called for redemption during such period) shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of such Debt Security then being converted, and such interest shall be payable to such registered Holder notwithstanding the conversion of such Debt Security, subject to the provisions of Section 3.07 relating to the payment of Defaulted Interest by the Company.
As promptly as practicable after the receipt of such notice and of any payment required pursuant to a Board Resolution and, subject to Section 3.01, set forth, or determined in the manner provided, in an Officers' Certificate, or established in one or more indentures supplemental hereto setting forth the terms of such series of Debt Security, and the surrender of such Debt Security in accordance with such reasonable regulations as the Company may prescribe, the Company shall issue and shall deliver, at the office or agency at which such Debt Security is surrendered, to such Holder or on its written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Debt Security (or specified portion thereof), in accordance with the provisions of such Board Resolution, Officers' Certificate or supplemental indenture, and cash as provided therein in respect of any fractional share of such Common Stock otherwise issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date on which such notice and such payment, if required, shall have been received in proper order for conversion by the Company and such Debt Security shall have been surrendered as aforesaid (unless such

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Holder shall have so surrendered such Debt Security and shall have instructed the Company to effect the conversion on a particular date following such surrender and such Holder shall be entitled to convert such Debt Security on such date, in which case such conversion shall be deemed to be effected immediately prior to the close of business on such date) and at such time the rights of the Holder of such Debt Security as such Debt Security Holder shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock of the Company shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby. Except as set forth above and subject to
Section 3.07(e), no payment or adjustment shall be made upon any conversion on account of any interest accrued on the Debt Securities surrendered for conversion or on account of any dividends on the Common Stock of the Company issued upon such conversion.

          In the case of any Debt Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Company, a new Debt Security or Debt Securities of the same series, of authorized denominations, in aggregate principal amount equal to the unconverted portion of such Debt Security.

          SECTION 16.03.  No Fractional Shares.

          No fractional share of Common Stock of the Company shall be issued upon conversions of Debt Securities of any series. If more than one Debt Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Debt Securities (or specified portions thereof to the extent permitted hereby) so surrendered. If, except for the provisions of this Section 16.03, any Holder of a Debt Security or Debt Securities would be entitled to a fractional share of Common Stock of the Company upon the conversion of such Debt Security or Debt Securities, or specified portions thereof, the Company shall pay to such Holder an amount in cash equal to the current market value of such fractional share computed, (i) if such Common Stock is listed or admitted to unlisted trading privileges on a national securities exchange, on the basis of the last reported sale price regular way on such exchange on the last trading day prior to the date of conversion upon which such a sale shall have been effected, or (ii) if such Common Stock is not at the time so listed or admitted to unlisted trading privileges on a national securities exchange, on the basis of the average of the bid and asked prices of such Common Stock in the over-the-counter market, on the last trading day prior to the date of conversion, as reported by the National Quotation Bureau, Incorporated or similar organization if the National Quotation Bureau, Incorporated is no longer reporting such information, or if not so available, the fair market price as determined by the Board of Directors. For purposes of this Section, "trading day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday other than any day on which the Common Stock is not traded on the New York Stock Exchange, or if the Common Stock is not traded on the New York Stock Exchange, on the principal exchange or market on which the Common Stock is traded or quoted.

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          SECTION 16.04.  Adjustment of Conversion Price.

          The conversion price of Debt Securities of any series that is convertible into Common Stock of the Company shall be adjusted for any stock dividends, stock splits, reclassification, combinations or similar transactions in accordance with the terms of the supplemental indenture or Board Resolutions setting forth the terms of the Debt Securities of such series.

          Whenever the conversion price is adjusted, the Company shall compute the adjusted conversion price in accordance with terms of the applicable Board Resolution or supplemental indenture and shall prepare an Officers' Certificate setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at each office or agency maintained for the purpose of conversion of Debt Securities pursuant to Section 12.03 and, if different, with the Trustee. The Company shall forthwith cause a notice setting forth the adjusted conversion price to be mailed, first class postage prepaid, to each Holder of Debt Securities of such series at its address appearing on the Security Register and to any conversion agent other than the Trustee.

          SECTION 16.05.  Notice of Certain Corporate Actions.

          In case:

          (a) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its retained earnings (other than a dividend for which approval of any shareholders of the Company is required); or

          (b) the Company shall authorize the granting to the holders of its Common Stock of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights (other than any such grant for which approval of any shareholders of the Company is required); or

          (c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock) or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale of all or substantially all of the assets of the Company; or

          (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

          then the Company shall cause to be filed with the Trustee, and shall cause to be mailed to all Holders at their last addresses as they shall appear in the Security Register, at least 20 days (or 10 days in any case specified in clause (a) or (b) above) prior to the applicable record date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of

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Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined, or (ii) the date on which such reclassification, consolidation, merger, share exchange, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, dissolution, liquidation or winding up. If at any time the Trustee shall not be the conversion agent, a copy of such notice shall also forthwith be filed by the Company with the Trustee.

          SECTION 16.06.  Reservation of Shares of Common Stock.

          The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock or treasury shares, for the purpose of effecting the conversion of Debt Securities, the full number of shares of Common Stock of the Company then issuable upon the conversion of all outstanding Debt Securities of any series that has conversion rights.

          SECTION 16.07.  Payment of Certain Taxes upon Conversion.

          The Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of its Common Stock on conversion of Debt Securities pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of its Common Stock in a name other than that of the Holder of the Debt Security or Debt Securities to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

          SECTION 16.08.  Nonassessability.

          The Company covenants that all shares of its Common Stock which may be issued upon conversion of Debt Securities will upon issue in accordance with the terms hereof be duly and validly issued and fully paid and nonassessable.

          SECTION 16.09. Effect of Consolidation or Merger on Conversion Privilege.

          In case of any consolidation of the Company with, or merger of the Company into or with any other Person, or in case of any sale of all or substantially all of the assets of the Company, the Company or the Person formed by such consolidation or the Person into which the Company shall have been merged or the Person which shall have acquired such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Debt Security then outstanding of any series that is convertible into Common Stock of the Company shall have the right, which right shall be the exclusive conversion right thereafter available to said Holder (until the expiration of the conversion right of such Debt Security), to convert such Debt

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Security into the kind and amount of shares of stock or other securities or property (including cash) receivable upon such consolidation, merger or sale by a holder of the number of shares of Common Stock of the Company into which such Security might have been converted immediately prior to such consolidation, merger or sale, subject to compliance with the other provisions of this Indenture, such Debt Security and such supplemental indenture. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in such Debt Security.

          The above provisions of this Section shall similarly apply to successive consolidations, mergers or sales. It is expressly agreed and understood that anything in this Indenture to the contrary notwithstanding, if, pursuant to such merger, consolidation or sale, holders of outstanding shares of Common Stock of the Company do not receive shares of common stock of the surviving corporation but receive other securities, cash or other property or any combination thereof, Holders of Debt Securities shall not have the right to thereafter convert their Debt Securities into common stock of the surviving corporation or the corporation which shall have acquired such assets, but rather, shall have the right upon such conversion to receive the other securities, cash or other property receivable by a holder of the number of shares of Common Stock of the Company into which the Debt Securities held by such holder might have been converted immediately prior to such consolidation, merger or sale, all as more fully provided in the first sentence of this Section
16.09. Anything in this Section 16.09 to the contrary notwithstanding, the provisions of this Section 16.09 shall not apply to a merger or consolidation of another corporation with or into the Company pursuant to which both of the following conditions are applicable: (i) the Company is the surviving corporation and (ii) the outstanding shares of Common Stock of the Company are not changed or converted into any other securities or property (including cash) or changed in number or character or reclassified pursuant to the terms of such merger or consolidation.

          As evidence of the kind and amount of shares of stock or other securities or property (including cash) into which Debt Securities may properly be convertible after any such consolidation, merger or sale, or as to the appropriate adjustments of the conversion prices applicable with respect thereto, the Trustee shall be furnished with and may accept the certificate or opinion of an independent certified public accountant with respect thereto; and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely thereon, and shall not be responsible or accountable to any Holder of Debt Securities for any provision in conformity therewith or approved by such independent certified accountant which may be contained in said supplemental indenture.

          SECTION 16.10.  Duties of Trustee Regarding Conversion.

          Neither the Trustee nor any conversion agent shall at any time be under any duty or responsibility to any Holder of Debt Securities of any series that is convertible into Common Stock of the Company to determine whether any facts exist which may require any adjustment of the conversion price, or with respect to the nature or extent of any such adjustment when made or whether a supplemental indenture need be entered into, or with respect to the method employed, whether herein or in any

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supplemental indenture, any resolutions of the Board of Directors or written instrument executed by one or more officers of the Company provided to be employed in making the same. Neither the Trustee nor any conversion agent shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock of the Company, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Debt Securities and neither the Trustee nor any conversion agent makes any representation with respect thereto. Neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of its Common Stock or stock certificates or other securities or property upon the surrender of any Debt Security for the purpose of conversion or to comply with any of the covenants of the Company contained in this Article XVI or in the applicable supplemental indenture, resolutions of the Board of Directors or written instrument executed by one or more duly authorized officers of the Company.

          SECTION 16.11.  Repayment of Certain Funds upon Conversion.

          Any funds which at any time shall have been deposited by the Company or on its behalf with the Trustee or any other paying agent for the purpose of paying the principal of, and premium, if any, and interest, if any, on any of the Debt Securities (including funds deposited for the sinking fund referred to in Article III hereof) and which shall not be required for such purposes because of the conversion of such Debt Securities as provided in this Article XVI shall after such conversion be repaid to the Company by the Trustee upon the Company's written request.

     (b)  The following section is to be added in its proper sequential order:

               Section 2.04.  Form of Conversion Notice.

               The form of conversion notice for the conversion of Debt Securities into shares of Common Stock or other securities of the Company shall be in substantially the form included with the applicable form of Debt Securities as shall be established pursuant to
          Section 2.01.

     (c) Section 3.01(5) of the Indenture is hereby amended by adding "and where Debt Securities of the series may be surrendered for conversion or exchange" after "payable" in the third line thereof.

     (d) Section 3.01(27) of the Indenture is hereby amended by deleting "and" in the last line thereof.

     (e) Section 3.01(28) of the Indenture is hereby amended by deleting "." at the end thereof and replacing it with "; and".

     (f) Section 3.01 of the Indenture is hereby amended by adding the following at the end thereof:

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               "(29) the terms of any right to convert or exchange Debt
          Securities of the series, either at the option of the Holder thereof or the Company, into or for shares of Common Stock of the Company or other securities or property, including without limitation the period or periods within which and the price or prices (including adjustments thereto) at which any Debt Securities of the series shall be converted or exchanged, in whole or in part."

     (g) Section 11.01(10) of the Indenture is hereby amended by deleting "or" at the end thereof.

     (h) Section 11.01(11) of the Indenture is hereby amended by deleting "." at the end thereof and replacing it with "; or".

     (i) Section 11.01 of the Indenture is hereby amended by adding the following at the end thereof:

               "(12) to make provision with respect to the conversion rights of Holders pursuant to the requirements of Article XVI, including providing for the conversion of the Debt Securities into any security or property (other than the Common Stock of the Company)."

     (j) Section 11.02(2) of the Indenture is hereby amended by deleting "or" at the end thereof.

     (k) Section 11.02(3) of the Indenture is hereby amended by deleting "." at the end thereof and replacing it with "; or".

     (l) Section 11.02 of the Indenture is hereby amended by adding the following at the end thereof:

               "(4) make any change that adversely affects the right to convert any Debt Security as provided in Article XVI or pursuant to Section
          3.01 (except as permitted by Section 11.01) or decrease the conversion rate or increase the conversion price of any such Debt Security except as may otherwise be permitted by Article XVI."

     (m) Section 12.03 of the Indenture is hereby amended by adding "or conversion" after "exchange" in both the seventh and seventeenth line.

     (n) Section 12.03 of the Indenture is further amended by adding "and conversion" after "exchange" in the forty-fifth line.

     (o) Section 13.03 of the Indenture is hereby amended by adding the following paragraph after the first paragraph:

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               "If any Debt Security selected for partial redemption is
          converted in part before termination of the conversion right with respect to the portion of the Debt Security so selected, the converted portion of such Debt Security shall be deemed (so far as may be) to be the portion selected for redemption. Debt Securities (as portions thereof) which have been converted during a selection of Debt Securities to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection. In any case, where more than one Debt Security is registered in the same name, the Trustee in its discretion may treat the aggregate principal amount so registered as if it were represented by one Debt Security."

     (p) Section 13.04(9) of the Indenture is hereby amended by deleting "and" at the end thereof.

     (q) Section 13.04(10) of the Indenture is hereby amended by deleting "." at the end thereof and replacing it with ", and".

     (r) Section 13.04 of the Indenture is hereby amended by adding the following at the end thereof:

               "(11) if applicable, the conversion rate or price, the date on which the right to convert the Debt Securities to be redeemed will terminate and the place or places where such Debt Securities may be surrendered for conversion."

          SECTION 2.  Trustee Not Responsible.

          The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

          SECTION 3.  Ratification and Incorporation of Indenture.

          As amended hereby, the Indenture is in all respects ratified and confirmed, and the Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

          SECTION 4.  Governing Law.

          This Supplemental Indenture for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

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          SECTION 5.  Successors and Assigns.

          All covenants and agreements in this Supplemental Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their permitted successors and assigns, whether so expressed or not.

          SECTION 6.  Separability Clause

          In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 7.  Effect of Headings.

          The Section headings provided herein are for convenience only and shall not affect the construction or interpretation of this Supplemental Indenture.

          SECTION 8.  Benefits of Supplemental Indenture.

          Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, and Paying Agent and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

          SECTION 9.  Counterparts.

          This instrument may be executed in any number of counterparts, each of which is executed shall constitute an original and all of which together shall constitute one and the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                         GUIDANT CORPORATION


__________________________               By:__________________________
Attest:                                     Name:
Title:                                      Title:

Seal




                                         CITIBANK, N.A., as Trustee


__________________________               By:__________________________
Attest:                                     Name:
Title:                                      Title:

Seal







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